Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Reaffirms 2013 Full-Year Guidance

•	Service Fee Revenue, net of contractual allowances and discounts (“Revenue”) was $179.8 million, an increase of 6.7% from $168.5 million in the first quarter of 2012
•	Adjusted EBITDA(1) was $25.6 million, a decrease of 12.2% from $29.1 million in the prior year’s first quarter
•	RadNet reports a per share loss of $(0.03) compared to breakeven in the prior year’s first quarter
•	RadNet completed the re-pricing of its Senior Term Loan, providing savings of $5 million on an annualized basis
•	RadNet reaffirms 2013 guidance levels

LOS ANGELES, California, May 10, 2013 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 248 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2013.

Financial Results

For the first quarter of 2013, RadNet reported Revenue of $179.8 million, Adjusted EBITDA(1) of $25.6 million and Net Loss of $1.3 million, respectively. Revenue increased $11.3 million (or 6.7%), Adjusted EBITDA(1) decreased $3.5 million (or 12.2%) and Net Loss increased $1.2, respectively, over the first quarter of 2012. Per share Net Loss for the first quarter was $(0.03), compared to breakeven in the first quarter of 2012 (based upon a weighted average number of diluted shares outstanding of 39.3 million and 37.7 million for these periods in 2013 and 2012, respectively).

Affecting Net Loss in the first quarter of 2013 were certain non-cash expenses and non-recurring items including: $952,000 of non-cash employee stock compensation expense resulting from the vesting of certain options, restricted stock and warrants; $123,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $170,000 loss on the sale of certain capital equipment; and $857,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities.

For the first quarter of 2013, as compared to the prior year’s first quarter, MRI volume increased 8.6%, CT volume decreased 2.9% and PET/CT volume decreased 2.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.7% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2013 and 2012, MRI volume decreased 4.3%, CT volume decreased 10.7% and PET/CT volume decreased 6.0%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 3.0% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Our first quarter is generally our most challenging quarter with respect to procedural volumes because of typical seasonality in our business. This is due to the increasing effect on procedural volumes of greater patient participation in higher deductible health plans (which reset at the beginning of each year) and winter weather conditions on the east coast, both of which negatively impact patient visits at our facilities.”

“The comparison of this year’s first quarter to the same quarter last year was greatly affected by a number of factors that made last year’s first quarter performance unusually strong. Most notably, last year’s quarter had one additional workday associated with the leap year. Even more significant was that last year’s first quarter had the mildest winter in recent history in the northeast, allowing our centers to remain open without incident throughout last winter.”

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“Our northeast operations seemed to suffer disproportionally from some of the trends we have been observing in our industry for some time, including overall declines in physician office visits and lower utilization of healthcare services in general. We were, however, buoyed by the performance of our west coast operations in the first quarter, which matched our internal budgets and contributed according to our annual plan,” added Dr. Berger.

Dr. Berger continued, “There are a number of things that make me optimistic about the rest of the year. First, we were encouraged that procedural volumes increased in March and April, relative to those in January and February – particularly on the east coast. Second, in early April, we completed the re-pricing of our senior secured term loan, which will provide us over $3.5 million of cash interest savings for the remainder of the year. Third, we anticipate during the remainder of 2013 recognizing financial contribution from our relationship with the Barnabas Health System in New Jersey, which we established in 2012. Subsequent to the first quarter, we began our management contract to provide certain management services to Barnabas imaging locations, and we commenced managing the imaging needs of Barnabas Health’s approximately 30,000 employees who are part of its self-insured health plan. Fourth, we anticipate benefiting from the contribution of several sites that are currently under construction, where today we are incurring certain expenses without any corresponding revenue. Fifth, we anticipate improvement in our newly acquired operations in New York throughout 2013 as we continue to integrate them into RadNet. Last, as the year progresses, we expect to benefit from additional cost savings from the integration of our voice recognition, RIS and PACS information technology systems within our regional operations. At this time, we are slightly less than 25% complete with this integration program.”

On April 3, subsequent to the end of the first quarter, RadNet re-priced its existing senior secured term loan under which, as of the closing of the transaction, RadNet had approximately $348.3 million aggregate principal amount outstanding. Under the terms of the re-pricing, the spread above LIBOR of RadNet’s senior secured term loan decreased by 1.0%, from 4.25% to 3.25%. Additionally, prior to the re-pricing transaction, the LIBOR rate underlying the senior secured term loan was subject to a floor of 1.25%. Under the terms of the re-pricing, the LIBOR floor was reduced by 0.25%, to 1.00%.

Associated with the transaction is projected annual interest expense savings of approximately $5.0 million resulting from the lower pricing on RadNet’s $348.3 million senior secured term loan and from replacing a substantial amount of outstanding revolver balance with the lower cost senior secured term loan. Because proceeds from the re-pricing transaction repaid a substantial amount of outstanding revolving credit facility balance, RadNet gained substantially more liquidity under its $101 million revolving credit facility.

Dr. Berger added, “During 2013, we anticipate positioning our Company to capitalize on opportunities that may exist to refinance the most expensive part of our capital structure, our senior unsecured notes, which become callable in April of 2014. These notes bear interest at 10 3/8%, more than double the cost of our newly re-priced senior secured term loan and revolving credit facility. As a result, we will attempt to build a cash reserve in 2013 and/or repay senior debt in advance of exploring refinancing opportunities of our senior unsecured notes.”

2013 Guidance

RadNet reaffirms the following previously announced 2013 fiscal year guidance ranges:

Revenue	$700 million - $730 million
Adjusted EBITDA(1)	$120 million - $130 million
Capital Expenditures (a)	$35 million - $40 million
Cash Interest Expense	$42 million - $47 million
Free Cash Flow Generation (b)	$35 million - $45 million

(a)	Net of proceeds from the sale of equipment.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2013 results on Friday, May 10th, 2013 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Friday, May 10, 2013

Time: 10:30 a.m. EDT

Dial In-Number: 888-254-2798

International Dial-In Number: 913-312-0825

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=104664 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 2061631.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 248 fully-owned and operated outpatient imaging centers. RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2013 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$431	$362
Accounts receivable, net	134,939	129,194
Current portion of deferred tax assets	8,792	7,607
Prepaid expenses and other current assets	20,213	18,737
Total current assets	164,375	155,900

PROPERTY AND EQUIPMENT, NET	217,443	216,560
OTHER ASSETS
Goodwill	197,090	193,871
Other intangible assets	52,236	51,674
Deferred financing costs	11,387	11,977
Investment in joint ventures	27,959	28,598
Deferred tax assets, net of current portion	53,054	52,790
Deposits and other	3,590	3,749
Total assets	$727,134	$715,119

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$112,808	$105,929
Due to affiliates	1,495	1,602
Deferred revenue	1,276	1,273
Current portion of notes payable	5,226	4,703
Current portion of deferred rent	1,262	1,164
Current portion of obligations under capital leases	3,138	3,942
Total current liabilities	125,205	118,613

LONG-TERM LIABILITIES
Deferred rent, net of current portion	16,185	15,850
Line of credit	34,500	33,000
Notes payable, net of current portion	537,799	537,009
Obligations under capital lease, net of current portion	3,350	3,753
Other non-current liabilities	8,481	8,895
Total liabilities	725,520	717,120

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - $.0001 par value, 200,000,000 shares authorized; 39,889,196, and 38,540,482 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	4	4
Paid-in-capital	172,037	168,415
Accumulated other comprehensive income (loss)	(20)	39
Accumulated deficit	(172,435)	(171,093)
Total RadNet, Inc.'s stockholders' equity deficit	(414)	(2,635)
Noncontrolling interests	2,028	634
Total stockholders' equity (deficit)	1,614	(2,001)
Total liabilities and stockholders' equity (deficit)	$727,134	$715,119

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
NET SERVICE FEE REVENUE
Service fee revenue, net of contractual allowances and discounts	$179,762	$168,500
Provision for bad debts	(6,822)	(6,484)
Net service fee revenue	172,940	162,016

OPERATING EXPENSES
Cost of operations	149,562	135,400
Depreciation and amortization	14,760	14,892
Loss on sale and disposal of equipment	170	24
Severance costs	123	449
Total operating expenses	164,615	150,765

INCOME FROM OPERATIONS	8,325	11,251

OTHER EXPENSES
Interest expense	12,147	13,567
Other income	(2)	(1,147)
Total other expenses	12,145	12,420

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(3,820)	(1,169)
Benefit from (provision for) income taxes	1,248	(245)
Equity in earnings of joint ventures	1,206	1,262
NET LOSS	(1,366)	(152)
Net loss attributable to noncontrolling interests	(24)	(41)
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(1,342)	$(111)

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.03)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	39,314,447	37,669,921

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,366)	$(152)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,760	14,892
Provision for bad debt	6,822	6,484
Equity in earnings of joint ventures	(1,206)	(1,262)
Distributions from joint ventures	1,921	1,575
Deferred rent amortization	433	288
Amortization of deferred financing cost	457	602
Amortization of bond and term loan discounts	400	234
Loss on sale and disposal of equipment	170	24
Amortization of cash flow hedge	–	276
Stock-based compensation	952	1,175
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(11,782)	(12,023)
Other current assets	(5,099)	(683)
Other assets	(105)	(64)
Deferred revenue	3	86
Accounts payable, accrued expenses and other	8,861	3,979
Net cash provided by operating activities	15,221	15,431

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,625)	(580)
Purchase of property and equipment	(12,926)	(13,962)
Proceeds from sale of equipment	270	410
Proceeds from sale of joint venture interests	2,640	–
Proceeds from sale of imaging facilities	–	2,300
Purchase of equity interest in joint ventures	(724)	(920)
Net cash used in investing activities	(14,365)	(12,752)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,697)	(4,479)
Deferred financing costs	–	–
Proceeds from, net of payments on, line of credit	1,500	2,700
Payments to counterparties of interest rate swaps, net of amounts received	–	(1,500)
Distributions to noncontrolling interests	–	(26)
Proceeds from issuance of common stock upon exercise of options/warrants	469	–
Net cash used in financing activities	(728)	(3,305)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(59)	5
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	69	(621)
CASH AND CASH EQUIVALENTS, beginning of period	362	2,455
CASH AND CASH EQUIVALENTS, end of period	$431	$1,834

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$5,531	$6,841

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2013	2012
Net Loss Attributable to RadNet, Inc. Common Shareholders	$(1,342)	$(111)
Plus Provision for Income Taxes	(1,248)	245
Plus Other Expenses (Income)	(2)	(1,147)
Plus Interest Expense	12,147	13,567
Plus Severence Costs	123	449
Plus Loss on Sale of Equipment	170	24
Plus Depreciation and Amortization	14,760	14,892
Plus Non Cash Employee Stock Compensation	952	1,175
Adjusted EBITDA(1)	$25,560	$29,094

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RADNET PAYMENTS BY PAYORS *

	First Quarter	Full Year	Full Year
	2013	2012	2011
Commercial Insurance	55.8%	56.0%	55.1%
Medicare	20.4%	20.8%	20.2%
Capitation	12.9%	13.2%	14.5%
Workers Compensation/Personal Injury	5.4%	4.5%	4.5%
Medicaid	3.3%	3.4%	3.4%
Other	2.1%	2.2%	2.3%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year
	2013	2012	2011
MRI	35.7%	35.5%	35.1%
CT	15.8%	16.0%	16.1%
PET/CT	5.7%	5.9%	6.0%
X-ray	10.3%	10.3%	10.1%
Ultrasound	10.8%	10.9%	10.9%
Mammography	15.9%	16.0%	15.9%
Nuclear Medicine	1.6%	1.5%	1.6%
Other	4.1%	4.0%	4.2%
	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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